Exhibit 99.1

Celgene Announces Acquisition of Juno Therapeutics January 22, 2018 C HANGING THE C OURSE OF H UMAN H EALTH T HROUGH B OLD P URSUITS IN S CIENCE

Forward Looking Statements and Adjusted Financial Information

This presentation contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words "expects," "anticipates," "believes," "intends," "estimates," "plans," "will," "outlook," "targets" and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

This presentation contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways. Further information relevant to the interpretation of adjusted financial measures may be found on our website at www.Celgene.com in the "Investor Relations" section.

Celgene

Additional Information on the Tender Offer The tender offer described herein has not yet commenced. The description contained herein is for informational purposes only an d is not an offer to buy or the solicitation of an offer to sell any shares of Juno Therapeutics, Inc. (Juno). At the time the tende r offer is commenced, Celgene and its wholly owned subsidiary, Blue Magpie Corporation, intend to file with the U.S. Securities and Exch ang e Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmitt al and other documents relating to the tender offer, and Juno intends to file a Solicitation/Recommendation Statement on Schedule 14 D - 9 with respect to the tender offer. Celgene, Blue Magpie Corporation and Juno intend to mail these documents to the stockholders of Juno. THESE DOCUMENTS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND JUNO STOCKHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. STOCKHOLDERS OF JUNO WILL BE ABLE TO OBTAIN A FREE COPY OF THESE DOCUMENTS (WHEN THEY BECOME AVAILABLE) AND OTHER DOCUMENTS FILED BY JUNO, CELGENE OR BLUE MA GPIE CORPORATION WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV . IN ADDITION, STOCKHOLDERS WILL BE ABLE TO OBTAIN A FREE COPY OF THESE DOCUMENTS (WHEN THEY BECOME AVAILABLE) FROM THE IN FORMATION AGENT NAMED IN THE OFFER TO PURCHASE OR FROM CELGENE.

Mark Alles Chief Executive Officer C HANGING THE C OURSE OF H UMAN H EALTH T HROUGH B OLD P URSUITS IN S CIENCE

Our Mission and Vision Celgene is building a preeminent global biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies for patients with cancer, immune - inflammatory, and other unmet medical needs

Cellular Immunotherapy Is a Validated Approach and Has Vast Potential to Become a Standard Component of Cancer Care

The Pace of Cellular Immunotherapy Innovation Is Accelerating



First CAR T Data Demonstrating Technical POC
CD19 Clinically Demonstrated for R/R ALL
CD19 Clinically Demonstrated for R/R DLBCL
BCMA Clinically Demonstrated for R/R MM
First CAR T Therapies Approved for R/R ALL and R/R DLBCL
2011
2012
2013
2014
2015
2016
2017
2018

Expected Near-Term Value Drivers

1. First BCMA CAR T Approval for R/R MM Expected in 2020
2. Clinical Validation in Additional Hematologic Malignancies
3. Next-Gen Constructs & Combination Approaches
4. Potential Application in Solid Tumors

There Are Significant Advantages in Acquiring Juno Now

Key Developments Driving Acquisition

- ✓ Near-term pipeline is complementary with our existing Hematology & Oncology portfolio
- ✓ JCAR017 clinical data supports a potentially best-in-class profile providing an anchor therapy in NHL
- ✓ JCARH125 adds to our campaign against BCMA, a key target in multiple myeloma
- ✓ Solidifies Celgene's long-term commitment to cellular immunotherapy
- ✓ US tax reform enables improved visibility into after-tax cash flows and access to ex-US cash to fund transaction

Strategic Rationale for Acquiring Juno

- ✓ Enables Celgene to immediately capitalize on future advances in cellular immunotherapy
- ✓ Accelerates Juno's pipeline development to capture the full potential of cellular immunotherapy
- ✓ Captures 100% of global economics on all Juno cellular immunotherapy assets, including BCMA
- ✓ Builds a global leadership position in NHL with JCAR017, which has an estimated global peak sales of ~$3B
- ✓ 2020 targets: additive to revenue; no change to adj. EPS
- ✓ Accelerates diversification with the potential to be a meaningful growth driver beyond 2020

Celgene Will Be Well Positioned to Become a Preeminent Cellular Immunotherapy Company x Deep global Hematology & Oncology clinical and regulatory expertise x Global commercial reach x Complementary pipeline with potentially synergistic next - generation I/O assets x 15+ year history with GMP manufacturing of complex cellular therapies x Ability to fully develop cellular immunotherapy opportunity x Broad platform with CAR T and TCR x >100 scientists and relationships with leading immunotherapy research centers x Potentially best - in - class CAR T therapies with >8 targets addressing >10 indications x Lead asset, JCAR017, in pivotal trial for relapsed refractory DLBCL x Novel and scalable CAR T manufacturing platform A Leading Hematology & Oncology Company A Pioneer in Cellular Immunotherapy

Changing the Course of Human Health Through Bold Pursuits in Science







Robert Hershberg, MD, PhD

EVP, Head of Business Development

Juno's Powerful Cellular Immunotherapy Platform, Established Relationships and Approach Drives the Emerging Pipeline

Cellular Immunotherapy


CAR
Human binding domain
Spacer
Transmembrane domain
Costimulatory domain
CD3ζ

CAR T Technology: recognizes proteins on the surface of cancer cells


TCR
Affinity maturation
Constant region

TCR Technology: recognizes intracellular tumor-specific proteins

Juno's Differentiated Approach

1. Precise dose of CD4+ and CD8+
2. Consistency and improvement in cell health
3. Control and optimization of phenotypes and in vitro function

Potentially best-in-class safety and efficacy data

Broad and Deep Pipeline

Established Relationships with the Leading Cellular Immunotherapy Research Centers

FRED HUTCH — Fred Hutchinson Cancer Research Center Seattle, WA

Memorial Sloan Kettering Cancer Center — Memorial Sloan Kettering Cancer Center New York, NY

Seattle Children's HOSPITAL • RESEARCH • FOUNDATION — Seattle Children's Research Institute Seattle, WA

Future State-of-the-Art Manufacturing

Next generation	Target turnaround time
Generation 1	< 21 days
Generation 2	14-18 days
Generation 3	~ 8 days
Generation 4	3-6 days

Celgene Is Scientifically Positioned to Optimize Cellular Immunotherapy Given Its Broad & Diverse I/O Capability

Celgene's Mid-to-Late Stage I/O Assets

- BCMA CAR T (bb2121/bb21217)
- Anti-PD1 (BGB-A317) for solid tumors



Juno's Clinical Stage Cellular Immunotherapy



CAR T

- CD19 (JCAR017)
- CD22 (JCAR018)
- BCMA (JCARH125)
- L1CAM (JCAR023)
- MUC16 / IL-12 (JCAR020)
- ROR-1 (JCAR024)
- LeY



TCR

- WT1 (JTCR016)

Celgene's Early Clinical Stage I/O Assets

$T_{effector}$ cell	**Reverse effector T cell exhaustion** • Anti-ICOS (JTX-2011) • CELMoD® agent (CC-122)	
T_{reg} cell	**Block regulatory T cells mediated immune suppression** • Anti-ICOS (JTX-2011) • Anti-TIGIT (OMP-313-M32) • HDAC6+ (ACY-241)	
Tc17/ Th17 cell	**Stimulate Th17/Tc17 anti-tumor immunity** • RORγ agonist (LYC-55716)	
NK	**Activate the innate immune system** • TLR-8 agonist (motolimod)	
MDSC	**Block immune suppressive cytokines** • Anti-LIF (MSC-1)	
Macrophages	**Induce macrophages to destroy tumor cells** • Anti-CD47 (CC-90002)

Immune cell phenotyping by flow and mass cytometry Antibody profiling by protein and peptide microarray Gene expression profiling by RNA sequencing and microarray Immune cell metabolic profiling by metabolomics Cytokine, chemokine, soluble factors analysis by Mesoscale and Luminex TCR and Ig repertoire analysis by Next Generation Sequencing Celgene’s Translational Science Capabilities Enable Precise Hypothesis Testing in Clinical Studies ▪ Broad assay platform to survey immune response ▪ Integrated computational biology identifies biomarkers ▪ Translational insights drive rational combinations ▪ Gaps in portfolio can be filled by insight driven business development

JCARH125 Will Add to Our Campaign Against BCMA – A Key Target in Multiple Myeloma

Robust Multi-Modal Campaign Against BCMA



1 CAR T Therapy
CAR T Cells
TCR
Cytotoxic granules
BCMA
2 T Cell Engager Antibody
T Cells
Cytotoxic granules
BCMA
3 Antibody Drug Conjugate
BCMA
TUMOR

1. CAR T Therapy
   - bb2121* – pivotal trial initiated
   - bb21217* – phase I trial initiated
   - JCARH125 – IND filed
2. T Cell Engager Antibody
   - CC-93269 – IND filed
3. Antibody Drug Conjugate
   - SUTRO* – IND planned in 2018

*partnered program

Celgene

Nadim Ahmed President, Hematology & Oncology C HANGING THE C OURSE OF H UMAN H EALTH T HROUGH B OLD P URSUITS IN S CIENCE

0 0.5 1 1.5 2 2.5 3 3.5 LeY JCAR024 (ROR1) JCAR020 (MUC16/IL-12) JCAR023 (L1CAM) JTCR016 (WT1) JCARH125 (BCMA) JCAR018 (CD22) JCAR017 (CD19) NHL, CLL Pediatric ALL MM AML, NSCLC Pediatric Neuroblastoma Ovarian NSCLC, Breast Solid Tumors Phase I Preclinical Pivotal Market Ph I LEGEND Juno’s Pipeline Will Expand and Complement Celgene’s Near - and Long - term Opportunities in Hematology & Oncology Celgene has an exclusive option to license JTX - 2011 , navicixizumab, OMP - 313M32, FT - 1101 , AG - 881 and an option to acquire LYC - 55716 . REVLIMID ® MCL ISTODAX ® PTCL, CTCL REVLIMID ® NHL CC - 122 NHL, CLL JCAR017 NHL CC - 486 NHL Lymphoma & Leukemia 8 CC - 90002 NHL CC - 90010 NHL bb21217 RRMM REVLIMID ® NDMM, RRMM POMALYST ® RRMM THALOMID ® NDMM, RRMM CC - 220 RRMM bb2121 RRMM CC - 92480 RRMM Multiple Myeloma 7 Marizomib GBM CC - 486 NSCLC, mBC CC - 122 HCC CC - 90002 Solid Tumors CC - 90011 Solid Tumors ABRAXANE ® PanC, NSCLC, mBC AG - 881 Glioma Solid Tumors 14 OMP - 313M32 Solid Tumors navicixizumab Solid Tumors LYC - 55716 Solid Tumors JTX - 2011 Solid Tumors CC - 90010 Solid Tumors BGB - A317 Solid Tumors REVLIMID ® Del 5q MDS VIDAZA ® MDS, AML IDHIFA ® IDH2 RRAML CC - 486 MDS, AML Luspatercept MDS, Beta - thalassemia CC - 90002 AML Fedratinib MF CC - 90009 AML FT - 1101 MDS, AML Myeloid Disease 10 Luspatercept MF Juno’s Pipeline Celgene’s Hematology Oncology Pipeline

JCAR017 – Emerging Favorable Profile in R/R DLBCL

Efficacy



Response Rates at 6 Months
42%
36%
30%
JCAR017
YESCARTA™
KYMRIAH™
Complete Response
PR

Safety



Cytokine Release Syndrome
JCAR017
1%
YESCARTA™
13%
KYMRIAH™
23%
Grade 1/2
Grade 3/4
Neurotoxicity
JCAR017
15%
YESCARTA™
28%
KYMRIAH™
12%
Grade 1/2
Grade 3/4

Celgene

Data include: JCAR017 CORE R/R DLBCL Phase I for both DL1S and DL2S groups (safety n=67; efficacy n=65 data cut-off October 9, 2017, ASH 2017); YESCARTA™ Phase II (n=101, ASCO 2017); and, KYMRIAH™ Phase II (safety n=99, efficacy n=46 ASH 2017). Data presented to show potential profile of JCAR017, which is subject to ongoing investigation, within context of other CAR T treatments. Because clinical trials are conducted under widely varying conditions, adverse reaction rates observed in the clinical trials of a drug cannot be directly compared to rates in the clinical trials of another drug and may not reflect the rates observed in practice. The most common adverse events across all patients treated in JCAR017 the study (n=91) other than CRS and NT that occurred at ≥25% included neutropenia (49%), anemia (38%), fatigue (37%), thrombocytopenia (29%), nausea (27%), and diarrhea (25%). Grade 1/2 events for CRS and NT were 34% and 6%, respectively.

Broad Clinical Development Plan in Place to Maximize JCAR017’s Clinical and Commercial Potential Phase I/II TRANSCEND (3 rd line with outpatient cohort) Initiate Phase II TRANSCEND WORLD Initiate Phase II PILOT (2 nd line non - transplant eligible) Initiate Phase III TRANSFORM (2 nd line transplant eligible) Phase II PLATFORM combination trial with durvalumab Phase I/II TRANSCEND - CLL (3 rd line) Initiate Phase I /II 2 nd line Initiate Phase II combo trial with ibrutinib 2018 2017 DLBCL CLL U.S. Approval Expected in 2019

JCAR017 Represents a Potential Foundational Therapy to Establish Global Leadership in Non-Hodgkin Lymphoma

Key Mechanisms

Protein Homeostasis

REVLIMID®
- AUGMENT™ data in H1:18
- ROBUST® data in H2:18

CC-122
- Initiate pivotal program in 2018

Epigenetics

CC-486
- Combo with R-CHOP in DLBCL at ASH '17
- Additional POC trial planned in 2018

CD19 CAR T

JCAR017
- Potential best-in-class profile
- Pivotal program in DLBCL under way

Campaign Targeting High Unmet Need in NHL

	Diffuse Large B-cell Lymphoma	Follicular Lymphoma
Induction	ABC / UC / GCB REVLIMID® ROBUST® (ABC, UC) CC-122 CDx CC-486	CC-122
1st Relapse	SCT Eligible / SCT Ineligible JCAR017	Relapsed / Refractory REVLIMID® AUGMENT™
2nd Relapse+	JCAR017 CC-122 CDx	Double Refractory CC-122

Note: REVLIMID® is not approved for follicular or diffuse Large B-cell non-Hodgkin lymphoma
CDx: companion diagnostic

Peter Kellogg Chief Financial Officer C HANGING THE C OURSE OF H UMAN H EALTH T HROUGH B OLD P URSUITS IN S CIENCE

Transaction Overview • All - cash consideration of $87 per share • Total transaction value of $9 billion, net of cash / marketable securities and Celgene ownership • Strong combined balance sheet • Resulting capital structure consistent with financial strategy and investment grade profile • Transaction expected to close in Q1:18 • Maintains financial flexibility for additional value creating transactions and share buyback • Sources of cash: mix of cash on hand and new debt • Plan to access debt capital markets • Adjusted EPS impact: approximately $0.50 in 2018 • Impact to 2020 targets: additive to net sales of $19B to $20B; no change to adj. EPS of $12.50+ • Potential growth driver beyond 2020: estimated global peak JCAR017 sales of ~$3 billion, promising capabilities and pipeline Consideration Financing Financial benefits Other

Scott Smith President & Chief Operating Officer C HANGING THE C OURSE OF H UMAN H EALTH T HROUGH B OLD P URSUITS IN S CIENCE

Late-stage Pipeline with Potential to Add Over $16B in Incremental Peak Revenue Through 2030

Delivering Industry-Leading Growth Through 2020…

Revenue — **14.5%** CAGR

Adj. Diluted EPS — **~19%** CAGR

…And Positioned to Grow Beyond 2020



Expected to Launch Ten Potential Blockbusters
CC-220
Marizomib
CC-122
BGB-A317
bb2121
CC-486
Luspatercept
JCAR017
Fedratinib
Ozanimod
2018
2019
2020
2021
2022
$1B
>$2B
Current Estimate of Peak Sales Potential:

Celgene

Note: CAGR calculation is from preliminary and unaudited 2017 measurements to the midpoint of the 2020 total revenue range
$16 billion represents sum of individual potential peak sales for each illustrated product, which may not coincide. Peak sales for each product may not occur during illustrated timeframe.
Graph is not to scale.

▪ Additive to 2020 revenue; no change to 2020 adjusted EPS ▪ Potentially best - in - class JCAR017 provides anchor position in NHL Building a Preeminent Cellular Immunotherapy Company Execute Delivering on 2020 Accelerate Positioning to Grow Beyond 2020 Expand Creating Sustainable Growth ▪ Accelerates diversification with meaningful growth drivers beyond 2020 ▪ JCARH125 will add to our campaign against BCMA ▪ Expands I/O Center of Excellence in Seattle, WA ▪ Optimally positioned to advance next - gen cellular immunotherapy